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                          CERTIFICATE OF INCORPORATION
                                       OF
                         NORWEST STRUCTURED ASSETS, INC.

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                    ADOPTED IN ACCORDANCE WITH THE PROVISIONS
                              OF SECTION 101 OF THE
                        DELAWARE GENERAL CORPORATION LAW

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     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware") hereby certifies that:

     1. The name of the corporation is Norwest Structured Assets, Inc. (the "Corporation").

     2. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle 19801. The name of the registered agent at such registered office is The Corporation Trust Company.

     3. The purpose for which the Corporation is organized is (a) to purchase or otherwise acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with (i) mortgage loans, certificates or other securities issued or guaranteed by the Government National Mortgage Association,
(ii) mortgage loans, certificates or securities issued or guaranteed by the Federal National Mortgage Association, (iii) mortgage loans, certificates or other securities issued or guaranteed by the Federal Home Loan Mortgage Corporation, (iv)


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deeds of trust, mortgage loans, mortgage participations, mortgage pass-through certificates or collateralized mortgage obligations issued by any person or entity or other types of mortgage-related securities including residual interests, (v) direct obligations of, and obligations fully guaranteed by, the United States of America or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States of America, (vi) certificates representing interests in the principal and/or interest payable on any of the foregoing and (vii) such other securities and investments as may be permitted by or acceptable to the applicable nationally-recognized statistical rating agency or agencies referred to in subsection (b) of this Article 3; and (b) to issue, offer, sell and own one or more series of mortgage pass-through certificates, collateralized mortgage obligations, mortgage-backed bonds or other debt or equity securities (the "Securities") representing ownership interests in, or collateralized by, any of the foregoing, related property and/or collections and proceeds in respect thereof; PROVIDED, HOWEVER, that the acts and activities and exercise of any powers permitted in subsections (a) and (b) of this Article 3 shall be limited solely to matters (1) related to the Securities or (2) related to such other similar transactions which do not result in a downgrade by the nationally-recognized statistical rating agency or agencies which will rate, upon issuance, each series of the Securities of the ratings accorded to such series of the Securities; and (c) to engage in any activity and to exercise any powers permitted to corporations under the laws of the State of Delaware that are incident to the foregoing and necessary or convenient to accomplish the foregoing.

     4. The total number of shares of stock that the Corporation shall have authority to issue is 1,000 shares of Common Stock, $.01 par value.


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     5.   Election of directors need not be by ballot unless the By-Laws of the
Corporation shall so provide. The books of the Corporation may (subject to any statutory requirements) be kept at such place whether within or outside the State of Delaware as may be designated by the Board of Directors or in the By-Laws of the Corporation.

     6. (a) The affairs of the Corporation shall be managed by a Board of Directors. The number of directors of the Corporation shall be from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation with the initial Board of Directors consisting of three members.

          (b) At least one director of the Corporation (the "Outside Director") shall not be, and for at least five years prior thereto shall not have been, a director, officer or employee of, or direct or indirect beneficial owner of 5% or more of the voting securities of, Norwest Mortgage, Inc. ("Norwest Mortgage"), or any corporate affiliate of Norwest Mortgage. Notwithstanding the foregoing, the Outside Director may be a director or officer of one or more other corporations that is an affiliate or are affiliates of Norwest Mortgage provided that (i) each such corporation is or was formed with limited purposes similar to the Corporation and (ii) such person does not earn, in the aggregate, material compensation for serving in such positions. For the purposes of the foregoing, an "affiliate" of an entity is an entity controlling, controlled by, or under common control with such entity. Notwithstanding any other provision of this Certificate of Incorporation or any other provision of law that so empowers the Corporation, in the event of the death, incapacity, or resignation of the Outside Director, or if such position is otherwise vacated, a successor Outside Director shall be appointed by the remaining directors of the Corporation and no action requiring the unanimous affirmative vote of the Board of


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ors of the Corporation shall be taken until a successor Outside Director is elected and qualified and approves such action.

          (c) The Corporation shall maintain a separate principal office through which its business shall be conducted, which office may be located in identifiable space within the headquarters of Norwest Mortgage or any affiliate thereof pursuant to a lease on commercially reasonable terms.

          (d) The Corporation shall maintain corporate records and books of account and shall not commingle its corporate records and books of account with the corporate records and books of account of Norwest Mortgage or any other entity.

          (e) The Board of Directors of the Corporation shall hold appropriate meetings to authorize all of its corporate actions.

          (f) The funds and other assets of the Corporation shall not be commingled with those of any other entity.

          (g) The Corporation shall pay its own expenses, including salaries for its employees, if any, and shall not guarantee or hold itself out as being liable for the

          (h) The Corporation shall not form, or cause to be formed, any subsidiaries.

          (i) The Corporation shall act solely in its corporate name and through its duly authorized officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

Meetings of the stockholders of the Corporation shall be held not less frequently than one time per annum.


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          (k)  The Corporation shall operate in such a manner that it would not be substantively consolidated with any other entity.

     7. In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have the power to adopt, amend and repeal from time to time By-Laws of the Corporation.

     8. Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the unanimous approval of the Board of Directors of the Corporation, being comprised of at least one Outside Director, do any of the following:

               (i)   dissolve or liquidate, in whole or in part;

               (ii) merge or consolidate with any other corporation other than a corporation wholly owned, directly or indirectly, by any entity owning 100% of the stock of the Corporation and having a certificate of incorporation containing provisions substantially identical to the provisions of Articles 3 and 6 and this
               Article 8;

               (iii) sell all or substantially all of the assets of the Corporation;

               (iv) institute proceedings to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or answer or consent seeking reorganization or relief under the Federal bankruptcy laws, or consent to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, conservator, sequestrator (or other similar official) of the Corporation or


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               of any substantial part of the Corporation's property, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action; or

               (v) amend this Certificate of Incorporation to alter in any manner or delete Article 3, Article 6 or this Article 8.

     9.   The Corporation is to have perpetual existence.

     10. Subject to the limitation in Article 8 of this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     11. No director shall have any personal liability to the Corporation or its stockholders for any monetary damages for breach of fiduciary duty as a director, except that this Article 11 shall not eliminate or limit the liability of each director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit.

     12. The incorporator of the Corporation is Stephen D. Morrison, Esq., whose mailing address is Norwest Mortgage, Inc., 405 S.W. 5th Street, Des Moines, Iowa 50309.


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     IN WITNESS WHEREOF, the undersigned, being the sole incorporator of the
Corporation, does now make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 10th Day of December, 1996.

                                        /s/ Stephen D. Morrison
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                                        Incorporator


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